UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Indemnification Agreements

On May 7, 2019, the Company entered into indemnification agreements with its newly elected Board members, Mark A. Blinn and Jai Shah, each as discussed below. Substantially similar agreements are already in place with the Company’s other directors and executive officers. The form of the indemnification agreement was approved by the Company’s shareholders on May 7, 1986.

Pursuant to the agreements, the Company has agreed to indemnify and hold harmless Mr. Blinn and Mr. Shah against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of the General and Business Corporation Law of the State of Missouri, including any amendment since May 7, 1986, but only to the extent such amendment permits the Company to provide broader indemnification rights. In addition, the Company has agreed to further indemnify and hold harmless Mr. Blinn and Mr. Shah if they are a party or are threatened to be made a party to any proceeding, including any proceeding by or in the right of the Company, by reason of the fact that any of them is or was a director, officer, employee or agent of the Company, or is or was serving at the request or on the behalf of the Company as a director, officer, employee or agent of another enterprise, or by reason of anything done or not done by him in any such capacities.

However, under these agreements, the Company will not provide indemnification: (i) for amounts indemnified by the Company outside of the agreements or paid pursuant to insurance; (ii) in respect of remuneration paid to Mr. Blinn or Mr. Shah, respectively, if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local law; (iv) on account of the person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The indemnification agreements require the Company, with certain exceptions, to purchase and maintain director and officer insurance. Also, at the request of Mr. Blinn or Mr. Shah, the Company is obligated to advance expenses (including attorneys’ fees) in defending any proceeding. However, if it is determined that Mr. Blinn or Mr. Shah is not entitled to be indemnified, he must repay the Company all amounts advanced, or the appropriate portion thereof.

The above disclosure is only a brief description of the indemnification agreements and is qualified in its entirety by the Form of Indemnification Agreement which is attached as Exhibit 10.11 to the Company’s Form 10-K filed on March 28, 2002, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On May 7, 2019, in keeping with our ongoing Board refreshment plans, the Board, pursuant to Section 2.1 of the Bylaws of the Company, increased the number of directors from eight to ten. This created two vacant seats on the Board. On May 7, 2019, the vacancies were filled by the Board’s election of Mark A. Blinn and Jai Shah to serve as directors with each of their respective terms beginning on the same date. Each shall serve until the 2020 Annual Meeting of Shareholders. Mr. Blinn was appointed to serve on the Audit Committee, while Mr. Shah was appointed to serve on the Compensation Committee.

Mr. Blinn, 57, was the President and Chief Executive Officer and a director of Flowserve Corporation (FLS), a leading provider of fluid motion and control products and services for the global infrastructure markets, from 2009 until his retirement in 2017. He previously served Flowserve as Chief Financial Officer from 2004-2009 and in the additional role of Head of Latin America from 2007-2009. Prior to Flowserve, Mr. Blinn served in senior finance, treasury and planning positions at FedEx Kinko’s Office and Print Services, Inc., Centex Corp., FirstPlus Financial Inc., Electronic Data Systems Corp. and Commercial Capital Funding Inc. Mr. Blinn currently serves as the lead independent director of Texas Instruments, a global semiconductor design and manufacturing company, and as a director of Kraton Corporation, a leading global producer of polymers for a wide range of applications. Mr. Blinn holds B.S., J.D. and MBA degrees from Southern Methodist University.

Mr. Shah, 53, serves as a Group President of Masco Corporation (MAS), a Fortune 500 global leader in the design, manufacture and distribution of branded home improvement and building products. In this position since 2018, Mr. Shah has responsibility for operating companies with leading brands in architectural coatings, decorative and outdoor lighting, windows, decorative hardware and wellness businesses in North America and Europe. He previously served as President of Delta Faucet Company, a Masco business unit, from 2014-2018, as Vice President and Chief Human Resources Officer of Masco from 2012-2014 and in various other executive strategic, financial and operational capacities at Masco since 2003. Prior to Masco, Mr. Shah held a number of senior management positions at Diversey Corporation and as Senior Auditor for KPMG Peat Marwick Chartered Accountants. Mr. Shah is a Certified Public Accountant and Chartered Professional Accountant (Canada) and holds an MBA from the University of Michigan, and bachelor and master’s degrees in Accounting from the University of Waterloo in Waterloo, Ontario, Canada.

Mr. Blinn and Mr. Shah will each receive our standard director compensation package which can be found in the Summary Sheet of Director Compensation attached hereto and incorporated herein as Exhibit 10.2. On May 7, 2019, Mr. Blinn and Mr. Shah each were granted 3,820 shares of restricted stock. The standard director compensation package includes an annual grant of restricted stock or restricted stock units (“RSUs”) in May of each year on the date of the Annual Meeting of Shareholders equal to $150,000. Beginning in May 2020, Mr. Blinn and Mr. Shah may choose between restricted stock and RSUs. In either case, the awards vest on the day preceding the next Annual Meeting of Shareholders. Vesting accelerates in the event of death, disability, or a change in control of the Company. The number of shares awarded is calculated by dividing the dollar value by the closing price of the Company’s common stock on the grant date. RSUs are settled in shares of common stock and earn dividend equivalents at a 20% discount to the market price of Company common stock on the dividend payment date. Directors may elect to defer settlement of an RSU award for 2 to 10 years after the grant date. Reference is made to the Form of Director Restricted Stock Agreement, filed August 7, 2008, as Exhibit 10.1 to the Company’s Form 10-Q and the Form of Director Restricted Stock Unit Award Agreement, filed February 24, 2012, as Exhibit 10.9.7 to the Company’s Form 10-K, each of which is incorporated herein by reference.

Mr. Blinn will receive annual cash compensation of $100,000 (which includes $90,000 Board annual retainer and $10,000 Audit Committee member annual retainer). Mr. Shah will receive annual cash compensation of $98,000 (which includes $90,000 Board annual retainer and $8,000 Compensation Committee member annual retainer.) Each will be eligible to defer cash compensation by participating in the Company’s Deferred Compensation Program starting in 2020.

The Board of Directors determined that Mr. Blinn and Mr. Shah each meet the Director Independence Standards adopted by the Board. Neither Mr. Blinn nor Mr. Shah have been previously employed by the Company. There are no related person transactions between the Company and Mr. Blinn or Mr. Shah.

The disclosure in Item 1.01 above is incorporated by reference into this item.

Item 7.01	Regulation FD Disclosure.

The Company issued a Press Release, dated May 7, 2019, regarding the annual shareholder meeting results and the election of Mr. Blinn and Mr. Shah as directors of the Company, which is attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement approved by the shareholders of the Company and entered into between the Company and directors and executive officers, filed March 28, 2002, as Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2001, is incorporated by reference. (SEC File No. 001-07845)

10.2 *,**	Summary Sheet of Director Compensation

10.3 **	Form of Director Restricted Stock Agreement pursuant to the Company’s Flexible Stock Plan, filed August 7, 2008, as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

10.4 **	Form of Director Restricted Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan, filed February 24, 2012, as Exhibit 10.9.7 to the Company’s Form 10-K for the year ended December 31, 2011, is incorporated by reference. (SEC File No. 001-07845)

10.5 **	The Company’s Deferred Compensation Program, effective November 6, 2017, filed November 9, 2017, as Exhibit 10.6 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

99.1 ***	Press Release, dated May 7, 2019.

*	Denotes filed herewith.
**	Denotes management contract or compensatory plan or arrangement.
***	Denotes furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 7, 2019	By:	/S/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President — General Counsel & Secretary

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